Exhibit 99
KIRKLAND & ELLIS LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4675
Telephone:  (212) 446-4800
Facsimile:  (212) 446-4900
Richard M. Cieri (RC-6062)
Jonathan S. Henes (JH-1979)

Attorneys for the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

------------------------------------------------------------------- In re SOLUTIA INC., et al., Debtors. ---------------------------------------------------------------	x : : : : : : : x	Chapter 11 Case No. 03-17949 (PCB) (Jointly Administered)
THIS MONTHLY OPERATING STATEMENT APPLIES TO:
X	All Debtors	Axio Research Corporation
	Solutia Inc.	Solutia Investments, LLC
	Solutia Business Enterprises, Inc.	Beamer Road Management Company
	Solutia Systems, Inc.	Monchem, Inc.
	Solutia Overseas, Inc.	Solutia Inter-America, Inc.
	CPFilms Inc.	Solutia International Holding, LLC
	Solutia Management Company, Inc.	Solutia Taiwan, Inc.
	Monchem International, Inc.	Solutia Greater China, Inc.

MONTHLY OPERATING STATEMENT FOR THE

MONTH OF JUNE 2007 (1)

(1)
The information contained in the Debtors' monthly operating report (the "MOR") is unaudited and is limited to the time period indicated and is presented in a format prescribed by the bankruptcy court. The MOR does not purport to represent financial statements prepared in accordance with GAAP nor is it intended to fully reconcile to the financial statements filed by Solutia Inc. with the Securities and Exchange Commission. Additionally, while every effort has been made to assure its accuracy and completeness, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend their MOR as necessary.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

------------------------------------------------------------------- In re SOLUTIA INC., et al., Debtors. ------------------------------------------------------------------	x : : : : : : : x	Chapter 11 Case No. 03-17949 (PCB) (Jointly Administered)

MONTHLY OPERATING STATEMENT FOR THE
MONTH OF JUNE 2007

DEBTORS' ADDRESS:	575 Maryville Centre Dr. St. Louis, MO 63141

DEBTORS' ATTORNEY:	KIRKLAND & ELLIS LLP Richard M. Cieri (RC-6062) Jonathan S. Henes (JH-1979) Citigroup Center 153 East 53rd Street New York, New York 10022-4675

CURRENT MONTH NET LOSS ($M):	$ 12

REPORT PREPARER:	Timothy J. Spihlman

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTORS

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs verifies, under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.

DATE:	July 31, 2007	/s/ Timothy J. Spihlman Timothy J. Spihlman Vice President and Controller

Indicate if this is an amended statement by checking here:  _______

 Solutia Inc., et al.
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Monthly Disbursements by Debtor
For the Month of June 2007

Solutia Inc.	$231,209,787.46
Solutia Business Enterprises, Inc. *	$--
Solutia Systems, Inc.	$28,000.00
Solutia Overseas, Inc. *	$--
CPFilms Inc.	$9,243,973.48
Solutia Management Company, Inc. *	$--
Monchem International, Inc. *	$--
Axio Research Corporation *	$--
Solutia Investments, LLC *	$--
Beamer Road Management Company *	$--
Monchem, Inc. *	$--
Solutia Inter-America, Inc.	$32,200.60
Solutia International Holding, LLC *	$--
Solutia Taiwan, Inc.	$35,852.26
Solutia Greater China, Inc. *	$--

* These non-operating debtors had no constructive disbursements made on their behalf.

Solutia Inc., et al.
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Statement on Insurance
For the Month of June 2007

All insurance policy premiums due, including those for workers compensation and disability insurance, have been paid and all the policies remain in effect.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Group*
Consolidated Statement of Operations (Unaudited)
(Dollars in millions)

	Month Ended June 30, 2007	Six Months Ended June 30, 2007 (See Note 5)
Total Net Sales	$327	$1,613
Total Cost Of Goods Sold	282	1,386
Gross Profit	45	227

Total MAT Expense	25	135
Amortization Expense	1	1
Operating Income	19	91

Equity Earnings from Affiliates	-	12
Interest Expense	(11)	(59)
Other Income, net	-	29
Loss on Debt Modification	-	(7)

Reorganization Items:
Professional fees	(6)	(32)
Provision for rejected executory contracts	-	-
Employee severance and retention costs	(1)	(3)
Adjustment to allowed claim amounts	-	-
Settlements of pre-petition claims	2	2
Other	-	-
	(5)	(33)

Income from Continuing Operations Before Taxes	3	33
Income tax expense	5	14
Income (Loss) from Continuing Operations	(2)	19
Income (Loss) from discontinued operations, net of tax	(4)	29
Net Income (Loss)	$(6)	$48

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Group*
Consolidated Statement of Financial Position (Unaudited)
As of June 30, 2007

ASSETS	(Dollars in millions)
Cash	$213
Trade Receivables, net	475
Inventories	392
Other Current Assets	171
Assets of Discontinued Operations	17
Total Current Assets	1,268
Property, Plant and Equipment, net	1,006
Investments in Affiliates	1
Intangible Assets, net	191
Other Assets	137
Total Assets	$2,603

LIABILITIES AND SHAREHOLDERS' DEFICIT
Accounts Payable	$272
Short-Term Debt, including current portion of long-term debt	955
Other Current Liabilities	267
Liabilities of Discontinued Operations	11
Total Current Liabilities	1,505
Long-Term Debt	353
Other Long-Term Liabilities	323
Total Liabilities not Subject to Compromise	2,181
Liabilities Subject to Compromise	1,778
Shareholders' Deficit	(1,356)
Total Liabilities & Shareholders' Deficit	$2,603

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Group*
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)
Operating Activities:	Month Ended June 30, 2007	Six Months Ended June 30, 2007 (See Note 5)
Net income (loss)	$(6)	$48
(Income) Loss from Discontinued Operations, net of tax	4	(29)
Depreciation and amortization	10	53
Restructuring expenses and other unusual items	2	(11)
Gain on sale of assets	-	(7)
Changes in assets and liabilities:
Trade receivables	(20)	(98)
Inventories	10	(21)
Accounts payable	24	19
Liabilities subject to compromise:
Pension plan liabilities	-	(48)
Other postretirement benefits liabilities	(3)	(22)
Other liabilities subject to compromise	1	(1)
Other assets and liabilities	21	44
Net Cash Provided (Used) before Reorganization Items-Continuing Operations	43	(73)
Net Cash Provided (Used) before Reorganization Items-Discontinued Operations	2	(1)
Net Cash Provided (Used) before Reorganization Items	45	(74)

Operating Cash Flows - Reorganization Items:
Professional services fees	(6)	(37)
Employee severance and retention payments	-	(1)
Other	-	(3)
Net Cash Used in Reorganization Items	(6)	(41)
Net Cash Provided by (Used in) Operating Activities	39	(115)

Investing Activities:
Property, plant and equipment purchases	(16)	(71)
Acquisition payments for Flexsys less cash acquired	1	(115)
Restricted cash for DIP credit facility paydown	54	-
Restricted cash for other purposes	-	(7)
Investment proceeds and property disposals	-	13

Net Cash Provided by (Used in) Investing Activities -Continuing Operations	39	(180)
Net Cash Provided by Investing Activities - Discontinued Operations	-	54
Net Cash Provided by (Used in) Investing Activities	39	(126)

Financing Activities:
Net change in multi-currency lines of credit	17	19
Proceeds from short-term debt obligations	-	325
Reductions in short-term debt obligations	(53)	(53)
Proceeds from long-term debt obligations	-	75
Net change in revolving credit facility	(14)	(53)
Debt issuance costs	-	(7)
Deferred debt issuance costs	-	(2)
Net Cash Provided by (Used in) Financing Activities	(50)	304

Net Increase in Cash and Cash Equivalents	28	63
Cash and Cash Equivalents, Beginning of Period	185	150
Cash and Cash Equivalents, End of Period	$213	$213

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Chapter 11 Debtors
Consolidated Statement of Operations (Unaudited)
(Dollars in millions)

	Month Ended June 30, 2007	Six Months Ended June 30, 2007 (See Note 5)
Total Net Sales	$232	$1,286
Total Cost Of Goods Sold	208	1,154
Gross Profit	24	132

Total MAT Expense	18	97
Operating Income	6	35

Equity Earnings from Affiliates	-	13
Interest Expense, net	(9)	(52)
Other Income, net	3	43
Loss on Debt Modification	-	(7)

Reorganization Items:
Professional fees	(6)	(32)
Provision for rejected executory contracts	-	-
Employee severance and retention costs	(1)	(3)
Adjustment to allowed claim amounts	-	-
Settlements of pre-petition claims	2	2
Other	-	-
	(5)	(33)

Loss from Continuing Operations Before Taxes	(5)	(1)
Income tax expense	3	3
Loss from Continuing Operations	(8)	(4)
Income (Loss) from discontinued operations, net of tax	(4)	25
Net Income (Loss)	$(12)	$21

See Accompanying Notes to Consolidated Financial Statements.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Chapter 11 Debtors
Consolidated Statement of Financial Position (Unaudited)
As of June 30, 2007

ASSETS	(Dollars in millions)
Cash	$49
Trade Receivables, net	217
Account Receivables-Unconsolidated Subsidiaries	78
Inventories	173
Other Current Assets	84
Assets of Discontinued Operations	7
Total Current Assets	608
Property, Plant and Equipment, net	656
Investments in Subsidaries and Affiliates	687
Intangible Assets, net	100
Other Assets	56
Total Assets	$2,107

LIABILITIES AND SHAREHOLDERS' DEFICIT
Accounts Payable	$198
Short-Term Debt	922
Other Current Liabilities	160
Liabilities of Discontinued Operations	3
Total Current Liabilities	1,283
Other Long-Term Liabilities	199
Total Liabilities not Subject to Compromise	1,482
Liabilities Subject to Compromise	1,894
Shareholders' Deficit	(1,269)
Total Liabilities & Shareholders' Deficit	$2,107

See Accompanying Notes to Consolidated Financial Statements.

Solutia Inc., et al.
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

 Notes To Consolidated Financial Statements

1. Nature of Operations and Bankruptcy Proceedings

Nature of Operations

Solutia Inc., together with its subsidiaries (referred to herein as “Solutia”, the “Solutia Group” or the “Company”), is a global manufacturer and marketer of a variety of high-performance chemical-based materials.  Solutia is a world leader in performance films for laminated safety glass and after-market applications; chemicals for the rubber industry; specialty products such as heat transfer fluids and aviation hydraulic fluids; and an integrated family of nylon products including high-performance polymers and fibers.

Prior to September 1, 1997, Solutia was a wholly-owned subsidiary of the former Monsanto Company (now known as Pharmacia Corporation, a wholly-owned subsidiary of Pfizer, Inc. (“Pharmacia”)).  On September 1, 1997, Pharmacia distributed all of the outstanding shares of common stock of Solutia as a dividend to Pharmacia stockholders (the “Solutia Spinoff”).  As a result of the Solutia Spinoff, on September 1, 1997, Solutia became an independent publicly held company and its operations ceased to be owned by Pharmacia.  A net deficiency of assets of $113 million resulted from the Solutia Spinoff.

Proceedings Under Chapter 11 of the Bankruptcy Code

On December 17, 2003, Solutia Inc. and its 14 U.S. subsidiaries (the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Chapter 11 Cases") in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").  The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB).  Solutia's subsidiaries outside the United States were not included in the Chapter 11 filing.

The filing was made to restructure Solutia's balance sheet, to streamline operations and to reduce costs, in order to allow Solutia to emerge from Chapter 11 as a viable going concern.  The filing also was made to obtain relief from the negative financial impact of liabilities for litigation, environmental remediation and certain post-retirement benefits (the "Legacy Liabilities") and liabilities under operating contracts, all of which were assumed at the time of the Solutia Spinoff.  These factors, combined with the weakened state of the chemical manufacturing sector, general economic conditions and continuing high, volatile energy and crude oil costs were an obstacle to Solutia's financial stability and success.

Under Chapter 11, Solutia is operating its businesses as a debtor-in-possession ("DIP") under court protection from creditors and claimants.  Since the Chapter 11 filing, orders sufficient to enable Solutia to conduct normal business activities, including the approval of Solutia's DIP financing, have been entered by the Bankruptcy Court.  While Solutia is subject to Chapter 11, all transactions not in the ordinary course of business require the prior approval of the Bankruptcy Court.  Under the U.S. Bankruptcy Code, Solutia had the exclusive right to propose a plan of reorganization for 120 days following the Chapter 11 filing date.  Upon Solutia's motion, the Bankruptcy Court has subsequently approved extensions of this exclusivity period.  On July 16, 2007, Solutia filed its most recent motion to extend its exclusivity until December 31, 2007.  On July 27, 2007, the Bankrupcy Court extended Solutia's exclusivity period to the date on which the Court enters an order determining Solutia's motion.

On January 16, 2004, pursuant to authorization from the Bankruptcy Court, Solutia entered into a DIP credit facility.  This DIP credit facility has subsequently been amended from time to time, with Bankruptcy Court approval.  The DIP credit facility, as amended, consists of: (a) a $975 fully-drawn term loan; and (b) a $250 borrowing-based revolving credit facility, which includes a $150 letter of credit subfacility.

As a consequence of the Chapter 11 filing, pending litigation against Solutia is generally stayed, and no party may take any action to collect its pre-petition claims except pursuant to an order of the Bankruptcy Court.  November 30, 2004 was the last date by which holders of pre-petition date claims against the Debtors could file such claims.  Any holder of a claim that was required to file such claim by November 30, 2004, and did not do so, may be barred from asserting such claim against the Debtors and, accordingly, may not be able to participate in any distribution on account of such claim.  Differences between claim amounts identified by the Debtors and claims filed by claimants will be investigated and resolved in connection with the Debtors' claims resolution process, and only holders of claims that are ultimately allowed for purposes of the Chapter 11 case will be entitled to distributions.  Solutia has not yet fully completed its analysis of all the proofs of claim.  Since the settlement terms of allowed claims are subject to a confirmed plan of reorganization, the ultimate distribution with respect to allowed claims is not presently ascertainable.

     On July 7, 2007, Solutia filed its Second Amended Joint Plan of Reorganization (the “Plan”) and the related Second Amended Disclosure Statement (the “Disclosure Statement”) with the Bankruptcy Court.  The  Plan does not alter the material terms of the reallocation of Legacy Liabilities set forth (a) in the Joint Plan of Reorganization filed on February 14, 2006 (the “Original Plan”) or the First Amended Joint Plan of Reorganization filed on May 22, 2007, (b) the Relationship Agreement which will be entered into between Solutia and Monsanto Company (“Monsanto”) upon confirmation of the Plan, or (c) the Retiree Settlement Agreement entered into among Solutia, the Official Committee of Unsecured Creditors (the “Unsecured Creditors’ Committee"), the Official Committee of Retirees (the “Retirees’ Committee”) and Monsanto.  Unlike the Original Plan, the Plan does contemplate a potential distribution of warrants to equity holders who own above a certain threshold of Solutia common stock.

The Plan, which incorporates the Relationship Agreement and Retiree Settlement Agreement, is subject to approval by the Bankruptcy Court and the approval of other constituencies in accordance with the U.S. Bankruptcy Code as well as various other conditions and contingencies, some of which are not within the control of Solutia, and therefore are subject to change.  The Disclosure Statement contains a description of the events that led up to the Debtors’ bankruptcy filings, the actions the Debtors’ have taken to improve their financial situation while in bankruptcy and a current description of the Debtors’ businesses.  The Disclosure Statement remains subject to change pending the conclusion of the hearing in the Bankruptcy Court to consider the legal adequacy of the Disclosure Statement.  The Bankruptcy Court has held hearings in July  2007 to consider approval of the Disclosure Statement.  The Court has scheduled the next hearing on August 1, 2007.  Once the Disclosure Statement is approved by the Bankruptcy Court, it will be distributed to constituencies entitled to vote on the Plan.  Solutia cannot provide any assurance that any plan of reorganization ultimately confirmed by the Bankruptcy Court, or any disclosure statement ultimately approved by the Bankruptcy Court, will be consistent with the terms of the Plan and Disclosure Statement.

The Plan, including the Relationship Agreement and Retiree Settlement Agreement, and the Disclosure Statement have all been filed with the Securities & Exchange Commission as exhibits to Form 8-K.

Under the Plan, Solutia would emerge from bankruptcy as an independent publicly-held company (“reorganized Solutia”).  In order to exit Chapter 11 successfully, Solutia must propose and obtain confirmation by the Bankruptcy Court of a plan of reorganization that satisfies the requirements of the U.S. Bankruptcy Code.  Although Solutia has filed the Plan which provides for Solutia’s emergence from bankruptcy as a going concern, there can be no assurance that the Plan, or any other plan of reorganization, will be confirmed by the Bankruptcy Court or that any such plan will be implemented successfully.

Basis of Consolidation

The consolidated financial statements of the Solutia Group include the accounts of Solutia Inc. and its majority-owned U.S. and non-U.S. subsidiaries. The non-U.S. subsidiaries did not commence Chapter 11 cases.  The consolidated financial statements of the Solutia Chapter 11 Debtors include the accounts of Solutia Inc. and its majority-owned U.S. subsidiaries, with investments in non-U.S. subsidiaries accounted for on the cost basis.  In each case, all significant intercompany transactions and balances have been eliminated in consolidation.  In accordance with Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, variable interest entities in which Solutia is the primary beneficiary are consolidated within the consolidated financial statements.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted for purposes of this Operating Report.  The consolidated statement of operations for any interim period is not necessarily indicative of the results that may be expected for a quarter, full year, or any future interim period.

Liquidity

At June 30, 2007, total liquidity for the Solutia Group was approximately $465 million, consisting of $213 million of cash, revolving credit facility availability of $70 million, and DIP facility availability of $182 million.  At June 30, 2007, total liquidity for the Solutia Chapter 11 Debtors was approximately $231 million, consisting of $49 million of cash and DIP facility availability of $182 million.

2. Significant Accounting Policies

The significant accounting policies are consistent with those listed in the Company’s 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2007.

3. Supplemental Information – Consolidated Statement of Cash Flows

Restructuring Expenses and Other Unusual Items

Month Ended June 30, 2007

Restructuring expenses and other unusual items included in the consolidated statement of operations and the consolidated statement of cash flows were $2 million for the month ended June 30, 2007.  These restructuring expenses and other unusual items consisted of (i) a charge of $1 million resulting from the step-up in basis of Flexsys’ inventory in accordance with purchase accounting and (ii) a reduction in the settlement gain with FMC Corporation of $1 million for legal expenses paid in June 2007.

Six Months Ended June 30, 2007

Restructuring expenses and other unusual items included in the consolidated statement of operations and the consolidated statement of cash flows were $11 million for the six months ended June 30, 2007.  These restructuring expenses and other unusual items consisted of (i) a settlement gain of $21 million, net of legal expenses, with FMC Corporation, (ii) a charge of $7 million associated with the January 2007 DIP amendment that resulted from the write-off of debt issuance costs and to record the DIP facility as modified at its fair value, (iii) $2 million of charges resulting from the step-up in basis of Flexsys’ inventory in accordance with purchase accounting and (iv) $1 million of restructuring charges, primarily severance and retraining costs.

Gain on Sale of Assets

The gain on sale of assets consisted of a gain of $7 million associated with the sale of land at the manufacturing facility in Alvin, Texas.

Acquisition – Rubber Chemicals Business

On May 1, 2007, Solutia purchased Akzo Nobel’s 50% interest in the Flexsys joint venture (“Flexsys”) simultaneous with Flexsys’ purchase of Akzo Nobel’s CRYSTEX® manufacturing operations in Japan for $25 million.  Under the terms of the purchase agreement, Solutia purchased Akzo Nobel’s interest in Flexsys for $213 million.  The purchase was settled by cash payment of $115 million plus the debt assumption by Solutia of Akzo Nobel’s pro-rata share of the projected Flexsys pension liability and the outstanding balance on the existing term and revolving credit facility.   Subsequent to the acquisition, Solutia reduced the projected pension liability via the payment of $27 million to the United Kingdom Defined Benefit Pension Plan, which was classified as cash used in operating activities in the Consolidated Statement of Cash Flows.

As a result of the acquisition of Akzo Nobel’s stake, Flexsys is now a 100% owned subsidiary of Solutia.

In conjunction with the acquisition, Solutia refinanced the existing Flexsys $200 million term and revolving credit facility with a new debt agreement comprised of a $75 million term loan and $150 million revolving credit facility.  The refinanced term and revolving credit facility has a term of five years and is secured by substantially all of the assets of Flexsys.

Discontinued Operations – Water Treatment Phosphonates Business

On May 31, 2007, Solutia sold DEQUEST®, its water treatment phosphonates business (“Dequest”) to Thermphos Trading GmbH (“Thermphos”).  Under the terms of the agreement, Thermphos purchased the assets and assumed certain of the liabilities of Dequest for $67 million, subject to a working capital adjustment.  As part of the closing of the sale, affiliated companies of Solutia and Thermphos entered into a ten year lease and operating agreement under which Solutia will continue to operate the Dequest production facility for Thermphos at Solutia’s plant in Newport, Wales, UK.  Solutia does not consider the cash flows generated by the lease and operating agreement to be direct cash flows of Dequest since Solutia has not retained any risk or reward in the business.

Dequest was a component of the Performance Products segment prior to the classification as discontinued operations.  Solutia recorded a gain on the sale of Dequest of $34 million.  Further, Solutia used $53 million of the proceeds from the sale to pay down the DIP credit facility.

4. Supplemental Information – Year-to-Date Results of Operations

Solutia’s net sales for the six months ended June 30, 2007 increased $224 million, or 16 percent, as compared to the six months ended June 30, 2006 which resulted from the acquisition of Flexsys, as described above and growth in Solutia’s existing businesses. The acquisition of Flexsys resulted in an increase in net sales of 8 percent.  The remaining 8 percent increase in net sales was a result of higher average selling prices of approximately 4 percent, higher sales volumes of approximately 3 percent, and favorable exchange rate fluctuations of 1 percent. Operating income increased $27 million for the six months ended June 30, 2007 as compared to a comparable period in 2006 due to increased net sales, partially offset by lower gains, higher raw material costs and an adjustment to the Company's LIFO valuation reserve.  Solutia's policy of utilizing a LIFO inventory methodology for domestic inventories negatively impacted operating income by $20 million as compared to 2006.

5.  Reclassification of Transactions in Previously Filed Monthly Operating Report

Included in the Consolidated Statement of Operations for the Solutia Group and Solutia Chapter 11 Debtors and the Consolidated Statement of Cash Flows for the six months ended June 30, 2007 are reclassifications of transactions presented in the May Monthly Operating Report.  The reclassifications consist of (i) reclassifying the $7 million gain on the sale of land at the manufacturing facility in Alvin, Texas from the Other Income, net line to Total MAT Expense for the Consolidated Statement of Operations for the Solutia Group and Solutia Chapter 11 Debtors, (ii) reclassification of this $7 million gain from the Restructuring expenses and other unusual items line to a new line titled Gain on sale of assets in the Consolidated Statement of Cash Flows, and (iii) the presentation of May financing activities on a gross basis as opposed to a net basis in the Consolidated Statement of Cash Flows.  The reclassifications did not have an impact on the Net Income reported in the Consolidated Statement of Operations for the Solutia Group and Solutia Chapter 11 Debtors or the net increase in cash and cash equivalents reported in the Consolidated Statement of Cash Flows for the May Monthly Operating Report.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Chapter 11 Debtors
Schedule of Federal, State and Local Taxes Collected, Withheld or Paid
Month Ended June 30, 2007

		Pre-Petition	Post-Petition	Total
		Amount	Amount	Amount

1.	Gross Salaries and Wages	$0.00	$21,831,030.54	$21,831,030.54

2.	Payroll Taxes Withheld	0.00	5,347,580.44	5,347,580.44

3.	Employer Payroll Tax Contributed	0.00	1,665,610.83	1,665,610.83

4.	Gross Taxable Sales	0.00	859,222.77	859,222.77

5.	Sales Taxes Collected / Use Tax Paid	0.00	209,228.86	209,228.86

6.	Property Taxes Paid	0.00	1,829,610.83	1,829,610.83

7.	Other Taxes Paid	0.00	169,805.00	169,805.00

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Chapter 11 Debtors
Schedule of Federal, State and Local Taxes Collected, Withheld or Paid
Month Ended June 30, 2007

Dates and amounts paid to taxing agencies (items 2, 3, 5, 6, 7)

		Pre-Petition	Post-Petition	Total		Item
Debtor Entity	Date	Amount	Amount	Amount	Type of Tax	Number
Solutia Inc.	6/1/07	$0.00	$209,198.30	$209,198.30	Employee Payroll Taxes	2
Solutia Inc.	6/2/07	0.00	98,105.15	98,105.15	Employee Payroll Taxes	2
Solutia Inc.	6/7/07	0.00	183,529.70	183,529.70	Employee Payroll Taxes	2
Solutia Inc.	6/8/07	0.00	275,821.40	275,821.40	Employee Payroll Taxes	2
Solutia Inc.	6/13/07	0.00	84,331.46	84,331.46	Employee Payroll Taxes	2
Solutia Inc.	6/14/07	0.00	67,619.66	67,619.66	Employee Payroll Taxes	2
Solutia Inc.	6/15/07	0.00	1,814,360.03	1,814,360.03	Employee Payroll Taxes	2
Solutia Inc.	6/20/07	0.00	84,310.69	84,310.69	Employee Payroll Taxes	2
Solutia Inc.	6/21/07	0.00	195,305.26	195,305.26	Employee Payroll Taxes	2
Solutia Inc.	6/22/07	0.00	229,857.63	229,857.63	Employee Payroll Taxes	2
Solutia Inc.	6/25/07	0.00	1,151.42	1,151.42	Employee Payroll Taxes	2
Solutia Inc.	6/27/07	0.00	90,630.25	90,630.25	Employee Payroll Taxes	2
Solutia Inc.	6/28/07	0.00	72,970.02	72,970.02	Employee Payroll Taxes	2
Solutia Inc.	6/29/07	0.00	1,790,057.13	1,790,057.13	Employee Payroll Taxes	2
Solutia Inc.	6/1/07	0.00	44,380.48	44,380.48	Employer Payroll Taxes	3
Solutia Inc.	6/2/07	0.00	28,368.65	28,368.65	Employer Payroll Taxes	3
Solutia Inc.	6/7/07	0.00	68,195.59	68,195.59	Employer Payroll Taxes	3
Solutia Inc.	6/8/07	0.00	56,347.10	56,347.10	Employer Payroll Taxes	3
Solutia Inc.	6/13/07	0.00	25,273.33	25,273.33	Employer Payroll Taxes	3
Solutia Inc.	6/14/07	0.00	21,316.96	21,316.96	Employer Payroll Taxes	3
Solutia Inc.	6/15/07	0.00	599,976.58	599,976.58	Employer Payroll Taxes	3
Solutia Inc.	6/20/07	0.00	25,231.49	25,231.49	Employer Payroll Taxes	3
Solutia Inc.	6/21/07	0.00	64,205.86	64,205.86	Employer Payroll Taxes	3
Solutia Inc.	6/22/07	0.00	41,075.65	41,075.65	Employer Payroll Taxes	3
Solutia Inc.	6/25/07	0.00	269.82	269.82	Employer Payroll Taxes	3
Solutia Inc.	6/27/07	0.00	26,455.24	26,455.24	Employer Payroll Taxes	3
Solutia Inc.	6/28/07	0.00	22,430.38	22,430.38	Employer Payroll Taxes	3
Solutia Inc.	6/29/07	0.00	591,530.90	591,530.90	Employer Payroll Taxes	3
Solutia Inc.	6/19/07	0.00	153,453.38	153,453.38	Sales/Use Tax	5
CPFilms Inc.	6/30/07	0.00	55,775.48	55,775.48	Sales/Use Tax	5
Solutia Inc.	6/25/07	0.00	1,827,572.93	1,827,572.93	Property Tax	6
CPFilms Inc.	6/22/07	0.00	2,037.90	2,037.90	Property Tax	6
Solutia Inc.	6/29/07	0.00	305.00	305.00	Annual Reports	7
Solutia Inc.	6/25/07	0.00	59,500.00	59,500.00	Business License	7
Solutia Systems, Inc.	6/15/07	0.00	28,000.00	28,000.00	Other-Income Tax	7
CPFilms Inc.	6/15/07	0.00	26,000.00	26,000.00	Other-Income Tax	7
CPFilms Inc.	6/15/07	0.00	17,000.00	17,000.00	Other-Income Tax	7
CPFilms Inc.	6/15/07	0.00	10,000.00	10,000.00	Other-Income Tax	7
CPFilms Inc.	6/29/07	0.00	28,000.00	28,000.00	Other-Income Tax	7
CPFilms Inc.	6/29/07	0.00	1,000.00	1,000.00	Other-Income Tax	7